Exhibit 10.16

INTERIOR LOGIC GROUP HOLDINGS, LLC

2018 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF MAY 31, 2018

INTERIOR LOGIC GROUP HOLDINGS, LLC

2018 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF MAY 31, 2018

SECTION 1. INTRODUCTION.

The Company’s Board of Managers adopted the Interior Logic Group Holdings, LLC 2018 Equity Incentive Plan effective as of the Adoption Date subject to obtaining Company unitholder approval as provided in Section 15 below. Awards granted under the Plan prior to the Unitholder Approval Date may not be exercised or Units released to any Participant until such unitholder approval is obtained.

The purpose of the Plan is to promote the long-term success of the Company and the creation of unitholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Key Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Unit Options or Nonstatutory Unit Options), Unit Appreciation Rights, Restricted Unit Grants and/or Incentive Units.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Unit Option Agreement, UAR Agreement, Restricted Unit Grant Agreement or Incentive Unit Agreement.

SECTION 2. DEFINITIONS. If a Participant’s employment agreement or Award agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.

(a) “Adoption Date” means May 31, 2018.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any award of an Option, UAR, Restricted Unit Grant or Incentive Unit under the Plan.

(d) “Board” means the Board of Managers of the Company, as constituted from time to time.

(e) “California Participant” means a Participant whose Award was issued in reliance on Section 25102(o) of the California Corporations Code.

(f) “Call Equivalent Position” means the term “call equivalent position” as defined under Rule 16a-1(b) of the Exchange Act.

(g) “Cashless Exercise” means, to the extent that a Unit Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Units and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).

(h) “Cause” with respect to a Participant, shall have the meaning set forth in such Participant’s employment agreement; provided that if “Cause” is not defined therein or if such Participant is not party to an employment agreement, then “Cause” shall mean one or more of the following: (i) insubordination or repeated neglect by Participant of his assigned duties (other than by reason of Disability), or refusal by Participant to perform his assigned duties (other than by reason of Disability) which to the extent curable continues uncured for 10 days following receipt of written notice of such deficiency from the Board, the Committee, the Chairman of the Board or Participant’s supervisor (provided that Participant shall only be permitted 10 days to cure once); (ii) an act of dishonesty by Participant that causes, or is likely to cause, harm to the Company or any Subsidiary, including without limitation an act of fraud against, or misappropriation of property belonging to the Company or any Subsidiary; (iii) Participant engaging in illegal conduct which is detrimental to the reputation of the Company or any Subsidiary; (iv) Participant committing a felony; (v) Participant being convicted of a crime involving moral turpitude that causes, or is likely to cause, material harm to the reputation of the Company or any Subsidiary; (vi) Participant breaching in any material respect the terms of the Operating Agreement, any employment agreement, the Plan or any equity incentive agreement to which Participant and the Company or any Subsidiary are party from time to time to, or any confidentiality or any other non-disclosure obligation owed to the Company or any Subsidiary; (vii) Participant commencing employment with another entity while he is an employee of the Company or any Subsidiary without the prior consent of the Board; (viii) the willing act by Participant of aiding or abetting a competitive business, customer or supplier of the Company or any Subsidiary to the disadvantage or detriment of the Company or any Subsidiary, other than such acts as Participant reasonably believes are in the best interests of the Company or any Affiliate (e.g., offering discounts); (ix) the entry of a judgment or order preventing or enjoining Participant from such activities as are material or essential for such Participant to perform his or her services or assigned duties as an employee or as required by the Operating Agreement or such Participant’s employment agreement or the Plan, if and to the extent in effect from time to time; or (x) breach of any fiduciary duty or gross negligence or willful misconduct with respect to the Company or any Subsidiary; (xi) Participant violating reasonable business standards, legal requirements or any policy of the Company or any Subsidiary relating to equal employment opportunity, discrimination, harassment or retaliation; or (xii) Participant using illegal drugs, abuse or illegal use of alcohol or any controlled substance, or working under the influence of alcohol or any controlled substance.

In each of the foregoing subclauses (i) through (xii), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Managers or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(i) “Change in Control” means the occurrence of any of the following transactions involving the Company and one or more Independent Third Parties:

(i) The consummation of an acquisition, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such acquisition, merger, consolidation or other reorganization is owned by persons who in the aggregate owned less than 20% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such acquisition, merger, consolidation or other reorganization;

(ii) A sale of more than fifty percent (50%) of the outstanding units of each class of membership interests of the Company to a person, entity or group other than a person, entity or group affiliated with the Company; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets to a person, entity or group other than a person, entity or group affiliated with the Company.

A transaction shall not constitute a Change in Control if its principal purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, an IPO shall not constitute a Change in Control. If the timing of payments provided under an Award agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Code Section 409A, a Change in Control must also constitute a “change in control event” (as defined under Code Section 409A regulations and applicable guidance).

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k) “Committee” means a committee consisting of members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan. If no Committee has been appointed, the full Board shall constitute the Committee.

(l) “Common Units” means the Company’s Class B Limited Voting Common Units, and any other securities into which such units are changed, for which such units are exchanged or which may be issued in respect thereof.

(m) “Company” means Interior Logic Group Holdings, LLC, a Delaware limited liability company.

(n) “Consultant” means an individual (or entity) which performs bona fide services for the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Non-Employee Manager.

(o) “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Disability of a Key Employee shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(p) “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Unit may be purchased upon exercise of such Option, as specified in the applicable Unit Option Agreement. “Exercise Price,” in the case of a UAR, means an amount, as specified in the applicable UAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such UAR.

(s) “Fair Market Value” means the market price of a Unit, determined by the Committee as follows:

(i) If the Units were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such units as reported by such exchange (or the exchange or market with the greatest volume of trading in the Units) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Units were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(t) “Incentive Unit” means a bookkeeping entry representing the equivalent of one Unit awarded under the Plan as provided in Section 10.

(u) “Incentive Unit Agreement” means the agreement described in Section 10 evidencing each Award of Incentive Units.

(v) “Incentive Unit Option” or “IUO” means an incentive stock option described in Code Section 422.

(w) “Independent Third Party” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or government department or agency who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Units on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Units and who is not the spouse or descendant (by birth or adoption) of any such 10% owner of the Units.

(x) “IPO” means an initial public offering by the Company of its equity securities pursuant to an effective registration statement filed with the SEC.

(y) “Key Employee” means an Employee, Non-Employee Manager or Consultant who has been selected by the Committee to receive an Award under the Plan.

(z) “Net Exercise” means, to the extent that a Unit Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Units issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Units. Upon such a net exercise of an Option, the Optionee will receive a net number of Units that is equal to (i) the number of Units as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Units being exercised divided by the Fair Market Value of a Unit on the Option exercise date. The number of Units covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Units will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Units retained by the Company under clause (ii).

The number of Units delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.

(aa) “Non-Employee Manager” means a member of the Board who is not an Employee.

(bb) “Nonstatutory Unit Option” or “NUO” means a unit option that is not an IUO.

(cc) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(dd) “Operating Agreement” means that certain Second Amended & Restated Limited Liability Company Operating Agreement for the Company dated May 31, 2018, as may be amended from time to time.

(ee) “Option” means an IUO or NUO granted under the Plan entitling the Optionee to purchase Units under the Plan as provided in Section 6.

(ff) “Optionee” means an individual, estate or other entity that holds an Option.

(gg) “Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(hh) “Participant” means an individual or estate or other entity that holds an Award.

(ii) “Plan” means this Interior Logic Group Holdings, LLC 2018 Equity Incentive Plan as it may be amended from time to time.

(jj) “Put Equivalent Position” means the term “put equivalent position” as defined under Rule 16a-1(h) of the Exchange Act.

(kk) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding UARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).

(ll) “Restricted Unit Grant” means Units awarded under the Plan as provided in Section 9.

(mm) “Restricted Unit Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Unit Grant.

(nn) “SEC” means the Securities and Exchange Commission.

(oo) “Section 16 Persons” means those Officers or managers or Non-Employee Managers or other persons who are subject to Section 16 of the Exchange Act.

(pp) “Section 280G Approval” means the separate approval by unitholders owning more than 75% of the voting power of all outstanding units of the Company entitled to vote immediately before a Change in Control which approval shall be obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, including any successor thereof, and the regulations promulgated thereunder, as determined by the Committee in its sole discretion.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Separation From Service” means a Participant’s separation from service with the Company within the meaning of Code Section 409A.

(ss) “Service” means service as an Employee, Non-Employee Manager or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and when Service terminates. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(tt) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (other than the Company) in an unbroken chain of corporations beginning with the Company, if each such entity other than the last entity in the unbroken chain owns equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(uu) “Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.

(vv) “UAR Agreement” means the agreement described in Section 8 evidencing each Award of a Unit Appreciation Right.

(ww) “Unit” means one unit of Common Units.

(xx) “Unitholder Approval Date” means the date that the Company’s unitholders approve this Plan.

(yy) “Unit Appreciation Right” or “UAR” means a unit appreciation right awarded under the Plan as provided in Section 8.

(zz) “Unit Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(aaa) “10-Percent Unitholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding units of the Company, its Parent or any of its Subsidiaries. In determining unit ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Effective with the Units being publicly traded or the Company being subject to the reporting requirements of the Exchange Act, with respect to Awards to Section 16 Persons, the Committee shall consist either (i) solely of two or more individuals who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act or (ii) of the full Board. The Board may also appoint one or more separate committees of the Board, each composed of managers of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) Re-Pricing outstanding Options or UARs, without the approval of Company unitholders;

(vi) interpreting the Plan and any Award agreements;

(vii) determining to issue cash (instead of Units) in an amount equivalent to the Fair Market Value of the Units that would otherwise have been issued to a Participant with respect to the exercise or settlement of a Participant’s Award notwithstanding anything to the contrary that states that the Participant will receive Units for such Awards;

(viii) making all other decisions relating to the operation of the Plan; and

(ix) granting Awards to Key Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Operating Agreement or the Company’s Certificate of Formation, by contract, by insurance policy, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) Eligibility. Only Employees, Non-Employee Managers and Consultants shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Unit Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of IUOs. In addition, a Key Employee who is a 10-Percent Unitholder shall not be eligible for the grant of an IUO unless the requirements set forth in Code Section 422(c)(5) are satisfied. If and to the extent that any Units are issued under a portion of any Option that exceeds the $100,000 limitation of Code Section 422, such Units shall not be treated as issued under an IUO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an IUO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action taken by either the Participant, the Committee or the Company.

(c) Restrictions on Units. Any Units issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Units generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Units under this Plan.

(d) Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in any Award.

(f) Unitholder Rights. A Participant, or a transferee of a Participant, shall have no rights as a unitholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Units covered by an Award until such person becomes entitled to receive such Common Units, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Units have been issued to the Participant. No adjustment shall be made for cash or unit dividends or other rights for which the record date is prior to the date when such Common Units are issued, except as expressly provided in Section 11. The issuance of an Award may be subject to and conditioned upon the Participant’s agreement to become a party to the Operating Agreement and be bound by its terms.

(g) Buyout of Awards. The Committee may at any time offer to buy out, for a payment in cash or cash equivalents (including without limitation Units issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Committee shall establish.

(h) Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards subject to Section 4(i)), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or UAR as applicable):

(i) if the Service of a Participant is terminated for Cause, then all Options, UARs, unvested portions of Incentive Units and unvested portions of Restricted Unit Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Units underlying the forfeited Awards);

(ii) if the Service of Participant is terminated due to the Participant’s death or Disability, then the vested portion of his/her then-outstanding Options/UARs may be exercised by such Participant or his or her personal representative within six months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Units underlying the forfeited Awards); and

(iii) if the Service of Participant is terminated for any reason other than for Cause or other than due to death or Disability, then the vested portion of his/her then-outstanding Options/UARs may be exercised by such Participant within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Units underlying the forfeited Awards).

(i) California Participants. Awards to California Participants shall also be subject to the following terms regarding the time period to exercise vested Options or UARs after termination of Service. These additional terms shall apply until such time that the Units are publicly traded and/or the Company is subject to the reporting requirements of the

Exchange Act: In the event of termination of a Participant’s Service, (i) if such termination was for reasons other than death or Disability or Cause, the Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options or UARs (but in no event later than the expiration of the term of such Options or UARs established by the Committee as of the Award date) or (ii) if such termination was due to death or Disability, the Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options or UARs (but in no event later than the expiration of the term of such Options or UARs established by the Committee as of the Award date).

(j) Suspension or Termination of Awards. To the extent provided in an Award agreement, if at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or UAR (or vesting of Restricted Unit Grants or Incentive Units) pending a determination of whether there was in fact an act of Cause. To the extent provided in an Award agreement, if the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise the outstanding Option or UAR whatsoever and the Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(k) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award agreement as the Committee deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the Exercise Price to equal what was the Fair Market Value on the grant date of Award). Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

(l) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(m) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of units or cash to be awarded under the Plan.

(n) Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Units as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Units hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted under this Plan.

(o) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(p) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(q) Governing Law. This Plan, and (unless otherwise provided in the Award agreement) all Awards, shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award agreement.

SECTION 5. UNITS SUBJECT TO PLAN AND UNIT LIMITS.

(a) Basic Limitations. The Common Units issuable under the Plan shall be authorized but unissued Units or treasury Units. Subject to adjustment as provided in Section 11, the maximum aggregate number of Units that may be issued:

(i) under the Plan shall not exceed fifty thousand (50,000) Units (the “Unit Limit”); and

(ii) pursuant to the exercise of IUOs granted under this Plan shall not exceed fifty thousand (50,000) Units (the “IUO Limit”).

(b) Unit Utilization. If Awards are forfeited or are terminated for any reason (including the Company’s repurchase of unvested Units from either an Option that was early exercised or from a Restricted Unit Grant), then the forfeited/terminated/repurchased Units underlying such Awards shall not be counted toward the Unit Limit. If exercised UARs or Incentive Units are settled in Units, then only the number of Units (if any) actually issued in settlement of such UARs or Incentive Units shall be counted against the Unit Limit. If a Participant pays the Exercise Price by Net Exercise or by surrendering previously owned Units (or by unit attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by Net Exercise or by electing to have Units withheld or surrendering previously owned Units (or by unit attestation), the surrendered Units and the Units withheld to pay taxes shall not be counted toward the Unit Limit. Any Units that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(e) or 10(e)) shall not be counted toward the Unit Limit or IUO Limit.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be counted against the Unit Limit.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Unit Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Unit Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Unit Option Agreements entered into under the Plan need not be identical. The Unit Option Agreement shall also specify whether the Option is an IUO and if not specified then the Option shall be an NUO.

(b) Number of Units. Each Unit Option Agreement shall specify the number of Units that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Unit Option Agreement. Except with respect to outstanding unit options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Unitholders in the case of IUOs) of a Unit on the date of Award.

(d) Exercisability and Term. Each Unit Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Unit Option Agreement shall also specify the term of the Option; provided, however that the term of an Option shall in no event exceed ten (10) years from the date of Award. An IUO that is granted to a 10-Percent Unitholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date specified in the applicable Unit Option Agreement. A Unit Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events. A Unit Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Units acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Units upon the exercise of an Option and the Committee may specify a minimum number of Units that must be purchased in any one Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding unit options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Units and at the same or a different Exercise Price. For the avoidance of doubt, the Committee may in its discretion Re-Price outstanding Options; provided, however, that the new Exercise Price of a Re-Priced Option shall not be less than the Fair Market Value on the date of the Re-Pricing. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Unit Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Unit Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. Except as otherwise provided in the applicable Unit Option Agreement, no Option or interest therein may be subject to a short position or a Call Equivalent Position or Put Equivalent Position, nor may any Option or interest therein be gifted, transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) Additional Disclosure. Solely to the extent that the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act, as provided by Rule 12h-1(f) of the Exchange Act, the Company shall provide (or make available to) Optionees with the additional disclosures required by Rule 12h-1(f)(1)(vi) of the Exchange Act. As a condition to receiving these additional disclosures, an Optionee shall agree in writing to keep the information provided in these additional disclosures confidential. If an Optionee does not agree in writing to keep this information confidential, then the Company shall not be required to provide such Optionee with the additional disclosures required by this Section 6(g).

SECTION 7. PAYMENT FOR OPTION UNITS.

(a) General Rule. The entire Exercise Price of Units issued upon exercise of Options shall be payable in cash (or check) at the time when such Units are purchased by the Optionee, except as follows and if so provided for in an applicable Unit Option Agreement:

(i) In the case of an IUO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Unit Option Agreement. The Unit Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NUO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Units. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Unit Option Agreement, payment for all or any part of the Exercise Price may be made with Units which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Units shall be valued at their Fair Market Value on the date when the new Units are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Unit Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Unit Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Unit Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF UNIT APPRECIATION RIGHTS.

(a) UAR Agreement. Each Award of a UAR under the Plan shall be evidenced by a UAR Agreement between the Participant and the Company. Such UAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A UAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the UAR. The provisions of the various UAR Agreements entered into under the Plan need not be identical. UARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Units. Each UAR Agreement shall specify the number of Units to which the UAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each UAR Agreement shall specify the Exercise Price. A UAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the UAR is outstanding. Except with respect to outstanding unit appreciation rights being assumed or UARs being granted in exchange for cancellation of unit appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a UAR shall not be less than 100% of the Fair Market Value on the date of Award.

(d) Exercisability and Term. Each UAR Agreement shall specify the date when all or any installment of the UAR is to become exercisable. The UAR Agreement shall also specify the term of the UAR which shall not exceed ten years from the date of Award. No UAR can be exercised after the expiration date specified in the applicable UAR Agreement. A UAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events. UARs may be awarded in combination with Options or other Awards, and such an Award may provide that the UARs will not be exercisable unless the related Options or other Awards are forfeited. A UAR may be included in an IUO only at the time of Award but may be included in an NUO at the time of Award or at any subsequent time, but not later than six months before the expiration of such NUO. A UAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of UARs. If, on the date when a UAR expires, the Exercise Price under such UAR is less than the Fair Market Value on such date but any portion of such UAR has not been exercised or surrendered, then such UAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable UAR agreement. Upon exercise of a UAR, the Participant (or any person having the right to exercise the UAR after Participant’s death) shall receive from the Company (i) Units, (ii) cash or (iii) any combination of Units and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Units received upon exercise of UARs shall, in the aggregate, be equal to the amount by which the Fair

Market Value (on the date of surrender) of the Units subject to the UARs exceeds the Exercise Price of the UARs.

(f) Modification or Assumption of UARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding UARs or may accept the cancellation of outstanding UARs (including unit appreciation rights granted by another issuer) in return for the grant of new UARs for the same or a different number of Units and at the same or a different Exercise Price. For the avoidance of doubt, the Committee may in its discretion Re-Price outstanding UARs; provided, however, that the new Exercise Price of a Re-Priced UAR shall not be less than the Fair Market Value on the date of the Re-Pricing. No modification of a UAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such UAR.

(g) Assignment or Transfer of UARs. Except as otherwise provided in the applicable UAR Agreement and then only to the extent permitted by applicable law, no UAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable UAR Agreement, a UAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No UAR or interest therein may be transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED UNIT GRANTS.

(a) Restricted Unit Grant Agreement. Each Restricted Unit Grant awarded under the Plan shall be evidenced by a Restricted Unit Grant Agreement between the Participant and the Company. Each Restricted Unit Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the Restricted Unit Grant Agreements entered into under the Plan need not be identical.

(b) Number of Units and Payment. Each Restricted Unit Grant Agreement shall specify the number of Units to which the Restricted Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Unit Grants may be issued with or without cash consideration under the Plan.

(c) Vesting Conditions. Each Restricted Unit Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Unit Grant Agreement. A Restricted Unit Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holder of a Restricted Unit Grant (irrespective of whether the Units subject to the Restricted Unit Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other unitholders. However, any dividends received on Units that are unvested (whether such dividends are in the form of cash or Units) may be subject to the same vesting conditions and restrictions as the Restricted Unit Grant with respect to which the dividends were paid. Such additional Units issued as dividends that are subject to the Restricted Unit Grant shall not reduce the number of Units available for issuance under Section 5.

(e) Modification or Assumption of Restricted Unit Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Unit Grants or may accept the cancellation of outstanding Restricted Unit Grants (including units granted by another issuer) in return for the grant of new Restricted Unit Grants for the same or a different number of Units. No modification of a Restricted Unit Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Unit Grant.

(f) Assignment or Transfer of Restricted Unit Grants. Except as provided in Section 14, or in a Restricted Unit Grant Agreement, or as required by applicable law, a Restricted Unit Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Unit Grant Awards by will or pursuant to Section 4(d).

SECTION 10. TERMS AND CONDITIONS FOR INCENTIVE UNITS.

(a) Incentive Unit Agreement. Each grant of Incentive Units under the Plan shall be evidenced by an Incentive Unit Agreement between the Participant and the Company. Such Incentive Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Incentive Unit Agreements entered into under the Plan need not be identical. Incentive Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Units and Payment. Each Incentive Unit Agreement shall specify the number of Units to which the Incentive Unit Award pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Incentive Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Incentive Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Incentive Unit Agreement. An Incentive Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holders of Incentive Units shall have no voting rights. Prior to settlement or forfeiture, any Incentive Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Units dividends paid on one Unit while the Incentive Unit is outstanding. Dividend equivalents may be converted into additional Incentive Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Units, or in a combination of both. Prior to vesting of the Incentive Units, any dividend equivalents accrued on such unvested Incentive Units may be subject to the same vesting conditions and restrictions as the Incentive Units to which they attach.

(e) Modification or Assumption of Incentive Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Incentive Units or may accept the cancellation of outstanding Incentive Units (including incentive units granted by another issuer) in return for the grant of new Incentive Units for the same or a different number of Units. No modification of an Incentive Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Incentive Unit.

(f) Assignment or Transfer of Incentive Units. Except as provided in Section 14, or in an Incentive Unit Agreement, or as required by applicable law, Incentive Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Incentive Units pursuant to Section 4(d).

(g) Form and Time of Settlement of Incentive Units. Settlement of vested Incentive Units may be made in the form of (a) cash, (b) Units or (c) any combination of both, as determined by the Committee. The actual number of Incentive Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Incentive Units into cash may include (without limitation) a method based on the average Fair Market Value of Units over a series of trading days. Except as otherwise provided in an Incentive Unit Agreement or a timely completed deferral election, vested Incentive Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Incentive Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Incentive Units is settled, the number of such Incentive Units shall be subject to adjustment pursuant to Section 11.

(h) Creditors’ Rights. A holder of Incentive Units shall have no rights other than those of a general creditor of the Company. Incentive Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Incentive Unit Agreement.

(i) Additional Disclosure. Solely to the extent that the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act, as provided by Rule 12h-1(f) of the Exchange Act, the Company shall provide (or make available to) Participants holding Incentive Units with the additional disclosures required by Rule 12h-1(f)(1)(vi) of the Exchange Act. As a condition to receiving these additional disclosures, any such Participant shall agree in writing to keep the information provided in these additional disclosures confidential. If any such Participant does not agree in writing to keep this information confidential, then the Company shall not be required to provide such Participant with the additional disclosures required by this Section 10(i).

SECTION 11. ADJUSTMENTS.

(a) Adjustments. In the event of a subdivision of the outstanding Units, a declaration of a dividend payable in Units, a declaration of a dividend payable in a form other than Units in an amount that has a material effect on the price of Units, a combination or consolidation of the outstanding Units (by reclassification or otherwise) into a lesser number of Units, a unit split, a reverse unit split, a reclassification or other distribution of the Units without the receipt of consideration by the Company, of or on the Common Units, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i) the Unit Limit and IUO Limit specified in Section 5(a);

(ii) the number and kind of securities available for Awards (and which can be issued as IUOs) under Section 5;

(iii) the number and kind of securities covered by each outstanding Award;

(iv) the Exercise Price under each outstanding Option and UAR; and

(v) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of units of any class or securities convertible into units of any class, any subdivision or consolidation of units of any class, the payment of any units dividend or any other increase or decrease in the number of units of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different units or securities, then such additional or different units and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Units subject to the Award prior to such adjustment.

(c) Fractional Units. Any adjustment of Units pursuant to this Section 11 shall be rounded down to the nearest whole number of Units. Under no circumstances shall the Company be required to authorize or issue fractional units. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional units not being issued or authorized.

SECTION 12. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration of Vesting. In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 12(a), the Committee in its discretion may provide that all Awards shall vest and become exercisable as of immediately before such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a unit and any exercise price). The Committee may also in its discretion include in an Award agreement a requirement that unless Section 280G Approval has been obtained, no acceleration of vesting shall occur with respect to an Award to the extent that such acceleration would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined under Code Section 280G.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Manager of the Company, a Parent, a Subsidiary or an Affiliate or to receive any future Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Units or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Units or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Units or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, all Options, UARs, Incentive Units and unvested Restricted Unit Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company without consideration (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Units underlying the forfeited Awards).

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award agreement or otherwise, in accordance with the Clawback Policy.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Units or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Unit Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Units that otherwise would be issued to him or her or by surrendering all or a portion of any Units that he or she previously acquired (or by unit attestation). Such Units shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Units to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Units underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Units that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of minimum statutory withholding rates. The Committee, in its discretion, may permit other forms of payment of applicable tax withholding.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, is effective on the Adoption Date; provided, however, that the Plan is subject to the approval of the Company’s unitholders within one year of the Adoption Date. If the Unitholder Approval Date does not occur before the first anniversary of the Adoption Date, then the Plan shall terminate as of the first anniversary of the Adoption Date and any Awards granted under the Plan shall also immediately terminate without consideration to any Award holder. If the unitholders timely approve the Plan, then the Plan shall terminate on the day before the tenth anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s unitholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination (or amendment of an executed Award agreement) shall be made which would materially impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.